                                                                      Exhibit 99

                         [COMMONWEALTH BANCORP LOGO]


For release:  IMMEDIATELY
Contact:      Charles M. Johnston, Chief Financial Officer (610) 313-2189

COMMONWEALTH BANCORP, INC. REPORTS RECORD EARNINGS PER SHARE FOR SECOND QUARTER 1999

NORRISTOWN, PA, JULY 13, 1999 - COMMONWEALTH BANCORP, INC. (NASDAQ: CMSB), today reported net income of $4.4 million, or a record $0.33 per common share on a diluted basis, for the second quarter of 1999. The second quarter 1999 financial results reflected a $0.7 million (after-tax) gain on the sale of two branches in Lebanon County, Pennsylvania. This gain was offset, in part, by a $0.3 million (after-tax) charge relating to certain assets acquired in the 1996 acquisition of 12 branches in Lebanon and Berks Counties, Pennsylvania. Exclusive of these items, net income would have been $4.0 million, or $0.30 per share on a diluted basis, for the three months ended June 30, 1999.

For the six months ended June 30, 1999, net income was $8.5 million, or $0.63 per common share on a diluted basis. Exclusive of the above items which affected the second quarter 1999 financial results, net income would have been $8.1 million, or $0.60 per share on a diluted basis, for the six months ended June 30, 1999.

Net income was $1.5 million, or $0.10 per common share on a diluted basis, in the second quarter of 1998. The second quarter 1998 financial results were affected by a $1.9 million (after-tax) valuation adjustment relating to an equity investment in a mortgage servicing partnership; a $0.5 million (after-tax) charge relating to a policy change in accounting for compensation expense; and a $0.5 million (after-tax) net gain on sale of securities. Exclusive of these items, net income would have been $3.4 million, or $0.22 per share on a diluted basis, for the second quarter of 1998.

For the six months ended June 30, 1998, net income was $5.3 million, or $0.34 per common share on a diluted basis. In addition to the above factors affecting the second quarter 1998 results, net income for the six months of 1998 included a $0.4 million (after-tax) reversal of a deferred tax liability in the first quarter of 1998. Exclusive of these items, net income would have been $6.9 million, or $0.45 per share on a diluted basis, for the six months ended June 30, 1998.

"Commonwealth's core businesses of retail, commercial and mortgage banking have achieved outstanding results thus far in 1999," stated Charles H. Meacham, Chairman and Chief Executive Officer. He added, "Compared to last year's second quarter, average consumer loans increased by 26% to $270 million, average commercial loans increased by 23% to $149 million, and average demand and money market deposits increased by 19% to $742 million in the second quarter of 1999. In addition, the year-to-date net gain on sale of mortgage loans generated by our mortgage banking business was $6.8 million, or 40% above the first six months of 1998."

Net interest income was $17.8 million in the second quarter of 1999, compared to $17.7 million in the second quarter of 1998. For the first six months of 1999, net interest income was $35.3 million, versus $35.2 million for the comparable period in 1998. The increases were primarily attributable to a higher net interest margin, offset, in part, by a decrease in average interest-earning assets.

The net interest margin on a fully taxable equivalent basis was 3.56% in the second quarter of 1999, compared to 3.15% in the second quarter of 1998. The increase was primarily attributable to a 0.53% decrease in the cost of interest-bearing liabilities, offset, in part, by a 0.04% reduction in the fully taxable equivalent yield on interest-earning assets. The decrease in the cost of interest-bearing liabilities was primarily related to a reduction in the average cost of certificates of deposit, which decreased from 5.51% in the second quarter of 1998 to 5.09% in the second quarter of 1999. Also contributing to the decrease in the cost of interest-bearing liabilities was a favorable change in funding mix, involving an increase in lower costing demand and money market deposits, and a decrease in higher costing certificates and wholesale borrowings. The reduction in the yield on interest-earning assets was primarily due to lower yields on the Company's mortgage-backed and investment securities portfolios.

For the six months ended June 30, 1999, the net interest margin on a fully taxable equivalent basis was 3.51%, versus 3.24% in the comparable 1998 period. The increase was primarily attributable to 0.46% decrease in the cost of interest-bearing liabilities, offset, in part, by a 0.13% reduction in the yield on interest-earning assets. The decrease in the cost of interest-bearing liabilities and the yield on interest-earning assets, relative to the comparable periods in 1998, was primarily attributable to the same factors responsible for the decrease in the second quarter of 1999.

Average interest-earning assets totaled $2.0 billion for both the second quarter and six months ended June 30, 1999. This compared to $2.2 billion for both the second quarter and six months ended June 30, 1998. The decreases in interest-earning assets were due primarily to decreases in the Company's mortgage-backed securities portfolio.

Noninterest income totaled $7.7 million in the second quarter of 1999, compared to $7.4 million in the second quarter of 1998. The increase primarily reflected a $1.0 million gain on the sale of two branches in Lebanon County, Pennsylvania. This increase was partially offset by the effect of a $0.7 million net gain on the sale of securities during the second quarter of 1998.

Noninterest income was $15.6 million for the first six months of 1999, compared to $13.4 million for the same 1998 period. In addition to the factors relating to the second quarter, the increase was also attributable to a $1.9 million increase in the net gain on sale of mortgage loans, relating to an increase in loans sold on a servicing released basis. Also impacting the comparison was a $0.4 million reversal of a deferred tax liability in the first quarter of 1998.

Noninterest expense was $18.3 million in the second quarter of 1999, compared to $21.8 million in the second quarter of 1998. The decrease was primarily attributable to a $2.7 million valuation adjustment in the second quarter of 1998 relating to an equity investment in a mortgage servicing partnership. Also reflected in noninterest expense in the second quarter of 1998 was a $0.8 million one-time charge related to a policy change in accounting for compensation expense, including commissions on mortgage originations. These decreases were partially offset by a $0.5 million nonrecurring charge in the second quarter of 1999 relating to certain assets acquired in the 1996 acquisition of 12 branches in Lebanon and Berks Counties, Pennsylvania.

Noninterest expense was $37.0 million for the six months ended June 30, 1999, compared to $39.2 million for the same period in 1998. The decrease was primarily attributable to the same factors responsible for the decrease in the second quarter of 1999, as well as a $0.3 million decrease in the amortization of intangible assets. Partially offsetting these decreases was an increase in mortgage banking expenses and higher expenses relating to the accelerated vesting of certain stock benefit plans due to retirements, as well as the opening of supermarket and traditional branch offices.

Provision for loan losses totaled $1.0 million and $2.0 million in the second quarter and six months ended June 30, 1999, respectively. The provision for loan losses totaled $1.0 million and $1.5 million in the second quarter and six months ended June 30, 1998, respectively. At June 30, 1999, the allowance for loan losses totaled $10.0 million, or 0.75% of loans, compared to $9.5 million, or 0.70%, at June 30, 1998, and $9.6 million, or 0.71%, at December 31, 1998.

Net credit losses totaled $1.0 million, or 0.29% of average loans in the second quarter of 1999. This compared to $0.5 million, or 0.16% of average loans in the second quarter of 1998. For the six months ended June 30, 1999, net credit losses totaled $1.6 million, or 0.24% of average loans, compared to $1.0 million, or 0.16%, in the same 1998 period.

Nonperforming assets totaled $8.0 million, or 0.38% of assets at June 30, 1999, compared to $9.7 million, or 0.41%, at June 30, 1998 and $11.1 million, or 0.49%, at December 31, 1998.

Provision for income taxes was $1.8 million, or 29% of income before income taxes in the second quarter of 1999, compared to $0.8 million, or 34%, in the second quarter of 1998. For the first six months of 1999, provision for income taxes was $3.5 million, or 29% of income before income taxes, compared to $2.6 million, or 32%, in the first six months of 1998. The decrease in the tax rate in the second quarter and first six months of 1999, relative to the comparable periods in 1998, was primarily attributable to historic and low income housing tax credits.

The Bank's core and risk-based capital ratios were 6.5% and 12.2%, respectively, at June 30, 1999. This compared to 6.0% and 12.1% at June 30, 1998 and 5.9% and 11.6% at December 31, 1998.

Commonwealth Bancorp, Inc., with consolidated assets of $2.1 billion, is the holding company for Commonwealth Bank, which has 59 branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Maryland, New Jersey, and Virginia. ComNet also operates under the trade name of Homestead Mortgage in Maryland.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.

                  Commonwealth Bancorp, Inc. and Subsidiaries
                       Consolidated Statements of Income
               (in thousands, except share and per share amounts)



                                                       For the Quarter                    For the Six Months
                                                       Ended June 30,                        Ended June 30,
                                                        1998       1998                   1999             1998
                                                     ---------  ----------            -----------       ----------
Interest income:
  Interest on loans                                  $26,184       $26,527             $52,443            $51,910
  Interest and dividends on deposits
     and money market investments                        855           775               1,896              1,458
  Interest on investment securities                    2,485           609               3,862              1,352
  Interest on mortgage-backed securities               6,559        12,750              14,489             25,020
                                                  -----------   -----------         -----------        -----------

                  Total interest income               36,083        40,661              72,690             79,740

Interest expense:
  Interest on deposits                                13,552        14,949              27,336             29,893
  Interest on notes payable and other borrowings       4,744         8,017              10,030             14,637
                                                  -----------   -----------         -----------        -----------

                  Total interest expense              18,296        22,966              37,366             44,530
                                                  -----------   -----------         -----------        -----------

                  Net interest income                 17,787        17,695              35,324             35,210

Provision for loan losses                              1,000         1,000               2,000              1,500
                                                  -----------   -----------         -----------        -----------

                  Net interest income after
                     provision for loan losses        16,787        16,695              33,324             33,710

Noninterest income:
  Deposit fees and related income                      2,493         2,275               4,680              4,326
  Servicing fees                                       1,051         1,027               1,945              2,074
  Net gain on sale of mortgage loans                   2,606         2,745               6,767              4,837
  Net gain on sale of securities                           -           687                   -                687
  Other                                                1,572           645               2,222              1,461
                                                  -----------   -----------         -----------        -----------

                  Total noninterest income             7,722         7,379              15,614             13,385
                                                  -----------   -----------         -----------        -----------

Noninterest expense:
  Compensation and employee benefits                   9,198        10,130              18,816             19,119
  Occupancy and office operations                      2,688         2,569               5,505              5,169
  FDIC premium                                           190           195                 380                388
  Advertising and promotion                              490           542                 904                979
  Amortization of intangible assets                    1,221         1,417               2,510              2,834
  Valuation adjustment relating to an equity
     investment in a mortgage servicing
     partnership                                           -         2,733                   -              2,733
  Other                                                4,521         4,262               8,899              7,997
                                                  -----------   -----------         -----------        -----------

                  Total noninterest expense           18,308        21,848              37,014             39,219
                                                  -----------   -----------         -----------        -----------

                  Income before income taxes           6,201         2,226              11,924              7,876

Income tax provision                                   1,798           757               3,458              2,555
                                                  -----------   -----------         -----------        -----------

Net income                                            $4,403        $1,469              $8,466             $5,321
                                                  ===========   ===========         ===========        ===========

Basic weighted average number of
   shares outstanding                             12,933,582    14,661,101          13,144,806         14,821,577
                                                  ===========   ===========         ===========        ===========

Basic earnings per share                               $0.34         $0.10               $0.64              $0.36
                                                  ===========   ===========         ===========        ===========

Diluted weighted average number of
   shares outstanding                             13,342,552    15,427,517          13,516,984         15,533,608
                                                  ===========   ===========         ===========        ===========

Diluted earnings per share                             $0.33         $0.10               $0.63              $0.34
                                                  ===========   ===========         ===========        ===========

                  Commonwealth Bancorp, Inc. and Subsidiaries
                          Consolidated Balance Sheets
               (in thousands, except share and per share amounts)


                                                                                    June 30,              December 31,
                                                                                      1999                   1998
Assets:                                                                          ------------            --------------
Cash and due from banks                                                             $51,652                   $58,028
Interest-bearing deposits                                                            29,904                    43,829
Short-term investments available for sale                                               676                     4,820
Mortgage loans held for sale                                                         54,723                   120,642
Investment securities
   Securities available for sale (cost of $140,252
     and $34,407, respectively), at market value                                    139,925                    34,515
Mortgage-backed securities
   Securities held to maturity (market value of $107,077
     and $133,735, respectively), at cost                                           106,354                   132,105
   Securities available for sale (cost of $253,360
     and $388,349, respectively), at market value                                   252,855                   392,036
Loans receivable, net                                                             1,310,435                 1,338,177
Accrued interest receivable, net                                                     10,216                    11,260
FHLB stock, at cost                                                                  18,400                    18,400
Premises and equipment, net                                                          16,676                    16,887
Intangible assets                                                                    35,362                    39,830
Mortgage servicing rights                                                             8,934                     9,969
Other assets, including net deferred taxes of $4,465
   and $2,508, respectively                                                          40,952                    37,001
                                                                               -------------             -------------
              Total assets                                                       $2,077,064                $2,257,499
                                                                               =============             =============

Liabilities:
  Deposits                                                                       $1,556,409                $1,605,299
  Notes payable and other borrowings:
     Secured notes due to Federal Home Loan Bank of Pittsburgh                      128,000                   240,500
     Securities sold under agreements to repurchase                                 140,000                   166,000
     Other borrowings                                                                14,363                         0
  Advances from borrowers for taxes and insurance                                    32,368                    28,960
  Accrued interest payable, accrued expenses and other liabilities                   31,624                    24,562
                                                                               -------------             -------------
              Total liabilities                                                   1,902,764                 2,065,321
                                                                               -------------             -------------


Commitments and contingencies

Shareholders' equity:
  Preferred stock, $0.10 par value; 5,000,000 shares
     authorized; none issued                                                            -                         -
  Common stock, $0.10 par value; 30,000,000 shares authorized;
      18,068,127 shares issued and 13,363,582 outstanding at June 30, 1999
      18,054,315 shares issued and 14,721,408 outstanding at December 31, 1998        1,807                     1,806
  Additional paid-in capital                                                        135,965                   135,588
  Retained earnings                                                                 130,055                   123,917
  Unearned stock benefit plan compensation                                           (9,395)                  (10,666)
  Unrealized (loss) gain on marketable securities, net                                 (541)                    2,467
  Treasury stock, at cost; 4,704,545 and 3,332,907 shares respectively              (83,591)                  (60,934)
                                                                               -------------             -------------
              Total shareholders' equity                                            174,300                   192,178
                                                                               -------------             -------------
              Total liabilities and shareholders' equity                         $2,077,064                $2,257,499
                                                                               =============             =============


                  Commonwealth Bancorp, Inc. and Subsidiaries
                            Selected Financial Data
                     (in thousands, except per share data)


                                                                        For the Quarter Ended
                                                              --------------------------------------------
                                                                     June 30, 1999     June 30, 1998
BALANCE SHEET DATA:                                                   (Unaudited)       (Unaudited)
                                                              --------------------------------------------
Average Loans                                                        $1,364,251          $1,415,728
Average Interest-Earning Assets                                       2,010,652           2,249,766
Average Assets                                                        2,161,240           2,405,360
Average Deposits                                                      1,606,987           1,577,233
Average Interest-Bearing Liabilities                                  1,934,705           2,133,442
Average Shareholders' Equity                                            183,770             210,614


OPERATING DATA:
Annualized Return on Assets                                               0.82%               0.24%
Annualized Return on Equity                                               9.61%               2.80%
Mortgage Originations                                                  $179,330            $270,543
Average Yield on Loans (a)                                                7.71%               7.52%
Average Yield on Interest-Earning Assets (a)                              7.21%               7.25%
Average Cost of Interest-Bearing Liabilities                              3.79%               4.32%
Net Interest Margin (a)                                                   3.56%               3.15%


                                                                           For the Six Months Ended
                                                               --------------------------------------------
                                                                   June 30, 1999       June 30, 1998
BALANCE SHEET DATA:                                                   (Unaudited)         (Unaudited)
                                                               --------------------------------------------
Average Loans                                                        $1,380,962          $1,372,601
Average Interest-Earning Assets                                       2,033,759           2,192,088
Average Assets                                                        2,187,324           2,348,286
Average Deposits                                                      1,601,613           1,572,886
Average Interest-Bearing Liabilities                                  1,952,739           2,080,963
Average Shareholders' Equity                                            186,650             213,509

OPERATING DATA:
Annualized Return on Assets                                               0.78%               0.46%
Annualized Return on Equity                                               9.15%               5.03%
Mortgage Originations                                                  $368,996            $564,717
Average Yield on Loans (a)                                                7.66%               7.63%
Average Yield on Interest-Earning Assets (a)                              7.21%               7.34%
Average Cost of Interest-Bearing Liabilities                              3.86%               4.32%
Net Interest Margin (a)                                                   3.51%               3.24%


                                                                                  As of
                                                               --------------------------------------------
                                                                   June 30, 1999     December 31, 1998
                                                                    (Unaudited)
                                                               --------------------------------------------
Book Value Per Share                                                     $13.04              $13.05
Tangible Book Value Per Share                                             10.40               10.35
Nonperforming Loans                                                       6,873              10,012
Nonperforming Assets                                                      7,974              11,061

 (a) Taxable equivalent basis